EXHIBIT 10.10

FORM OF PROMISSORY NOTE

$[__]	[DATE]

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Edible Garden AG Incorporated (the “Maker”), hereby promises to pay to the order of [__] or his assigns (the “Noteholder”, and together with the Maker, the “Parties”), the principal amount of [__] ($[__]) (the “Loan”), together with all accrued interest thereon, as provided in this Convertible Promissory Note (the “Note”, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

1. Maturity Date; Optional Prepayments.

1.1 Maturity Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the earlier of (a) [__], 202[  ], (b) the closing of the Maker’s next sale of equity securities in which the Maker raises at least $5 million in gross proceeds (excluding the value of any instruments converting into equity in such equity financing), (c) the sale, lease, license or other disposition of all or substantially all of the assets of the Maker, (d) a transaction or series of related transactions in which any person becomes the beneficial owner of more than 50% of the Maker’s outstanding voting securities, and (e) the date on which all amounts under this Note shall become due and payable pursuant to Section 9.

2. Interest.

2.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at a rate per annum equal to 12% (twelve percent) from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

2.2 Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made, and shall not accrue on the Loan on the day on which it is paid.

3. Payment Mechanics.

3.1 Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Maker from time to time.

3.2 Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued interest and third, to the payment of the principal amount outstanding under the Note.

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4. Prepayment.

At any time upon ten (10) days’ prior written notice to the Holder, the Company may prepay any portion of the principal amount of this Note, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under this Note. The written notice shall, among other items, state the date such Prepayment Amount (as defined below) is to be paid to the Holder, which shall not in any event be later than ten (10) calendar days from the date of mailing of the prepayment notice to the Holder (the “Prepayment Date”). If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash equal to the product of (i) the sum of (x) the then-outstanding principal amount of this Note and (y) all accrued but unpaid interest.

5. Subordination.

The Noteholder acknowledges and agrees that payment and enforcement of this Note is subordinate to any other debt of the Maker. If requested by the Maker, the Noteholder (by accepting this Note) agrees to enter into a subordination agreement with a senior lender of the Maker having terms to be agreed upon by the Maker and Noteholder.

6. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

6.1 the Maker fails to pay any amount of the Loan when due and such failure continues for ten (10) days after written notice to the Maker;

6.2 the commencement of a voluntary or involuntary proceeding with respect to Maker under the United States Bankruptcy Code or otherwise, for arrangement, reorganization, dissolution, liquidation or settlement of claims against or winding up of affairs, which is not discharged within sixty (60) days from the commencement of such proceedings;

6.3 a judgment or decree is entered against the Maker and such judgment or decree has not been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

6.4 the dissolution of Maker or the Maker ceases to exist.

7. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 6 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

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8. Miscellaneous.

8.1 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New Jersey.

8.2 Submission to Jurisdiction. The Maker hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey, and submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this Section 0 shall affect the right of the Noteholder to commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker, or serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

8.3 Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

8.4 Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

8.5 Successors and Assigns. This Note may be assigned, transferred or negotiated by the Noteholder to any person at any time without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the Parties hereto and their permitted assigns.

8.6 Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

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8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.8 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has executed this Note as of [___], 2021.

Edible Garden AG Incorporated

By:
Name:
Title:

AGREED AND ACCEPTED:
as of the date first written above

[___________________]